Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Euronet Worldwide, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-122297; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; and Form S-8, No. 333-116920) of Euronet Worldwide, and in the related Prospectuses, of our report dated March 15, 2005 with respect to the consolidated balance sheet of Euronet Worldwide, Inc. and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders’ equity for the years ended December 31, 2004 and 2003, and our report dated March 15, 2005, with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Euronet Worldwide, Inc.

/s/ KPMG LLP

KPMG LLP